Exhibit 99.1

PRESS RELEASE

Investor Contacts:		Press Contacts:
Marlene S. Dooner	(215) 286-7392	D’Arcy Rudnay	(215) 286-8582
Jane B. Kearns	(215) 286-4794	John Demming	(215) 286-8011
Michael A. Kelman	(215) 286-3035

COMCAST REPORTS FOURTH QUARTER AND YEAR END RESULTS

▪	2008 Consolidated Revenue Increased 11%; Pro Forma Growth of 8%

▪	2008 Consolidated Operating Cash Flow Increased 11%; Pro Forma Growth of 8%

▪	2008 Consolidated Operating Income Increased 21%; Pro Forma Growth of 17%

▪	2008 EPS of $0.86; 2008 Adjusted EPS of $0.91 Increased 23%

▪	2008 Free Cash Flow Increased 56% to $3.7 Billion

▪	Comcast Increases Quarterly Dividend 8% — Planned at $0.27 Annually

Philadelphia, PA – February 18, 2009 …Comcast Corporation (NASDAQ: CMCSA, CMCSK) today reported results for the quarter and year ended December 31, 2008.

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast Corporation, said, “I am very pleased with our results and how we executed in 2008. Despite a very difficult economic environment, we met or exceeded all of our financial targets, demonstrating the strength of our subscription businesses. We also made progress in our key strategic initiatives, including improving the customer experience, deploying wideband in approximately 25% of our footprint, and beginning the process of going ‘All-Digital’.

For 2009, our goal is to continue to deliver growth even in this challenging environment and we remain focused on Free Cash Flow generation. In fact, as a result of our confidence in the Free Cash Flow capability of our business, today we are announcing an 8% increase in our dividend. We will also continue to invest to support long-term growth and extend our competitive advantage while strengthening our financial profile. We believe this approach and our focus on improving the customer experience will continue to drive shareholder value.”

Consolidated Financial Results
Revenue increased 11% in 2008 to $34.3 billion, while Operating Cash Flow increased 11% to $13.1 billion and Operating Income increased 21% to $6.7 billion. This growth was due to solid operating results at Comcast Cable and in the Programming segment, as well as the positive impact of cable acquisitions and the dissolution of the Insight Midwest Partnership. On a pro forma basis1, Consolidated Revenue increased 8% and Consolidated Operating Cash Flow increased 8%.

For the quarter ended December 31, 2008, revenue increased 9% to $8.8 billion, Operating Cash Flow increased 9% to $3.4 billion, and Operating Income increased 20% to $1.8 billion, all compared to the same time period in 2007. On a pro forma basis, revenue increased 7% and Operating Cash Flow increased 7%.

For additional detail on revenue and operating expenses, customer metrics, and capital expenditures, please refer to the trending schedules on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.

($ in millions)	4th Quarter			Full Year
	2007	2008	Growth	2007	2008	Growth
Pro Forma Revenue
Cable	$7,758	$8,296	7%	$30,120	$32,443	8%
Programming	348	350	-	1,314	1,426	9%
Corporate & Other	89	119	35%	276	387	41%
Total Consolidated Revenue	$8,195	$8,765	7%	$31,710	$34,256	8%

Pro Forma Operating Cash Flow (OCF)
Cable	$3,196	$3,415	7%	$12,246	$13,170	8%
Programming	49	55	10%	286	362	26%
Corporate & Other	(91)	(100)	(8%)	(423)	(400)	5%
Total Consolidated OCF	$3,154	$3,370	7%	$12,109	$13,132	8%

Earnings per Share (EPS) for 2008 was $0.86 compared to $0.83 in 2007, which includes a $600 million pretax impairment of the Clearwire investment in 2008, favorable income tax adjustments in 2008 and gains from the dissolution of cable partnerships in 2007 and 2008. Excluding these items, Adjusted Earnings per Share2 increased 23% to $0.91.

Earnings per Share for the quarter ended December 31, 2008 was $0.14 compared to $0.20 in the same time period in 2007; Adjusted Earnings per Share increased 35% to $0.27 in the fourth quarter.

	4th Quarter			Full Year
	2007	2008	Growth	2007	2008	Growth

Earnings per Share	$0.20	$0.14	(30%)	$0.83	$0.86	4%
Adjustments, net of tax:
Gains from dissolution of cable partnerships	-	-	-	$(0.09)	$(0.05)	-
Favorable income tax adjustments	-	-	-	-	$(0.03)	-
Impairment of the Clearwire investment	-	$0.13	-	-	$0.13	-
Adjusted Earnings per Share	$0.20	$0.27	35%	$0.74	$0.91	23%

Free Cash Flow (without the tax benefit from the 2008 Economic Stimulus package) totaled $3.7 billion in 2008 as compared to $2.3 billion in 2007, a 56% increase. The increase in Free Cash Flow (FCF) was due primarily to growth in Consolidated Operating Cash Flow and lower capital expenditures. During 2008, consolidated capital expenditures decreased 7% from the prior year to $5.7 billion, or 16.8% of total revenue, reflecting lower spending for residential services at Comcast Cable.

($ in millions)	4th Quarter			Full Year
	2007	2008	Growth	2007	2008	Growth

Net Cash Provided by Operating Activities	$2,684	$2,858	6%	$8,189	$10,231	25%
Capital Expenditures	(1,574)	(1,713)	9%	(6,158)	(5,750)	(7%)
Cash Paid for Capitalized Software	(77)	(123)	60%	(311)	(410)	32%
Cash Paid for Other Intangible Assets	(16)	(28)	75%	(95)	(117)	23%
Adjustments for Payment of Tax on Nonoperating Items	(9)	(13)	-	717	303	-
FCF (Including 2008 Economic Stimulus Package)	$1,008	$981	(3%)	$2,342	$4,257	82%
2008 Economic Stimulus Package	-	(117)	-	-	(600)	-
Free Cash Flow	$1,008	$864	(14%)	$2,342	$3,657	56%

Note: The definition of Free Cash Flow remains unchanged and specifically excludes any impact from the 2008 Economic Stimulus package.

Pro Forma Cable Segment Results
Revenue from the Cable segment increased 8% to $32.4 billion for 2008 as compared to $30.1 billion in 2007, reflecting the adoption of digital and advanced video services, rate increases, continued growth in high-speed Internet (HSI) and Comcast Digital Voice (CDV) penetration and strong growth in Business Services, partially offset by video customer losses and lower advertising revenue. The monthly average total revenue per video customer increased 9% from $101 to $110, reflecting an increasing number of customers taking multiple products. As of December 31, 2008, 23% of customers were three-product customers as compared to 16% at the end of 2007.

Operating Cash Flow grew 8% to $13.2 billion in 2008 from $12.2 billion in 2007. Operating Cash Flow margin was 40.6% in 2008 compared to 40.7% in 2007, reflecting operating efficiencies in CDV and HSI, offset by continued increases in video programming expenses and additional investments in Business Services. Comcast continues to focus on controlling operating expenses; however, the company incurred expenses related to a divisional restructuring and employee reductions, as well as the impact from two major hurricanes on Comcast systems in the southern U.S.  Excluding the impact of the hurricanes, which was $39 million, and $126 million of severance-related charges, Operating Cash Flow grew 9% in 2008.

For the quarter ended December 31, 2008, revenue from the Cable segment increased 7% to $8.3 billion and Operating Cash Flow increased 7% to $3.4 billion, a margin of 41.2%. Excluding the impact of the hurricanes and severance-related charges, which were $19 million and $63 million, respectively, Operating Cash Flow grew 9% in the fourth quarter of 2008.

Customers. As of December 31, 2008, Comcast’s video, high-speed Internet and voice customers totaled 45.6 million, reflecting 2.6 million net additions during 2008.

(in thousands)	Customers			Net Adds
	YE2007	YE2008	Growth	4Q2008	2008

Video Customers	24,758	24,182	(2%)	(233)	(575)
High-Speed Internet Customers	13,593	14,929	10%	184	1,336
Comcast Digital Voice Customers	4,449	6,470	45%	344	2,021
Circuit-Switched Voice Customers	176	3	(98%)	(4)	(173)
Combined Video, HSI and Voice Customers	42,976	45,584	6%	290	2,609
Digital Video Customers	15,527	17,004	10%	247	1,478
Total Revenue Generating Units	58,502	62,588	7%	537	4,086

Programming Segment Results
Comcast's Programming segment consists of national programming networks E! Entertainment Television, Style Network, Golf Channel, VERSUS, and G4.

The Programming segment reported 2008 revenue of $1.4 billion, a 9% increase from 2007, reflecting higher distribution and advertising revenue, and strong international revenue growth. Operating Cash Flow increased 26% to $362 million in 2008, reflecting strong revenue growth and relatively stable production, programming and marketing expenses.

For the fourth quarter of 2008, Comcast’s Programming segment reported revenue of $350 million compared to $348 million in the fourth quarter of 2007. Operating Cash Flow increased to $55 million, an increase of 10% from the same period last year.

Corporate and Other
Corporate and Other includes corporate overhead, Comcast Interactive Media (CIM), Comcast-Spectacor, and other operations and eliminations between Comcast's businesses.  In 2008, Comcast reported Corporate and Other revenue of $387 million, a 41% increase over last year, reflecting strong results at CIM and Comcast-Spectacor. The Operating Cash Flow loss for the year was $400 million compared to a loss of $423 million in 2007.

For the quarter ended December 31, 2008, Corporate and Other revenue increased to $119 million from the $89 million reported in 2007. The Operating Cash Flow loss for the fourth quarter of 2008 was $100 million compared to a loss of $91 million in the fourth quarter of 2007.

Share Repurchase and Dividend
During 2008, Comcast repurchased 140.9 million of its common shares for $2.8 billion, reducing the number of total shares outstanding by 4.7%. As of December 31, 2008, Comcast had approximately $4.1 billion of availability remaining under its share repurchase authorization. As previously disclosed, due to difficult economic conditions and instability in the capital markets, it is unlikely that the company will complete its share repurchase authorization by the end of 2009 as previously planned.

During 2008, Comcast paid three cash dividends totaling $547 million. On January 28, 2009, Comcast paid a quarterly cash dividend of $180 million.

Comcast’s Board of Directors has declared a quarterly cash dividend of $0.0675 a share on the company’s common stock, payable on April 29, 2009 to shareholders of record as of the close of business on April 8, 2009. The planned annual dividend of $0.27 per share is an 8% increase from the company’s previous dividend.

Notes:

1
Pro forma results adjust for certain cable segment acquisitions and dispositions, including the acquisitions of Comcast SportsNet Bay Area/Comcast SportsNet New England (June 2007), the cable system acquired from Patriot Media (August 2007), and the dissolution of the Insight Midwest Partnership (January 2008). Consolidated and cable pro forma results are presented as if the transactions noted above were effective on January 1, 2007.  The net impact of these transactions increased the number of video customers by 765,000.  Please refer to Table 4-A for a reconciliation of pro forma financial data. Pro forma customer data also includes 7,000 video customers acquired through an acquisition in November 2008. The impact of this acquisition on segment operating results was not material.

2
Earnings per Share are adjusted for gains, net of tax, related to the dissolution of the Texas/Kansas City Cable Partnership in 2007; and in 2008, the dissolution of the Insight Midwest Partnership, gains related to the settlement of an uncertain tax position of an acquired entity, certain state tax law changes, and the impairment of the Clearwire investment. Please refer to Table 4-B for a reconciliation of adjusted net income and earnings per share. Earnings per share amounts are presented on a diluted basis.

Minor Differences may exist due to rounding.

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Conference Call Information
Comcast Corporation will host a conference call with the financial community today, February 18, 2009 at 8:30 a.m. Eastern Time (ET).  The conference call will be broadcast live on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.  A recording of the call will be available on the Investor Relations website starting at 12:30 p.m. ET on February 18, 2009.  Those parties interested in participating via telephone should dial (800) 263-8495 with the conference ID number 80065727.  A telephone replay will begin immediately following the call until Thursday, February 19, 2009 at midnight ET.  To access the rebroadcast, please dial (800) 642-1687 and enter passcode number 80065727.  To automatically receive Comcast financial news by email, please visit www.cmcsa.com or www.cmcsk.com and subscribe to email alerts.

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Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements.  Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements.  Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

Non-GAAP Financial Measures
In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP).  Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.  All percentages are calculated based on actual amounts. Minor differences may exist due to rounding.

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About Comcast Corporation
Comcast Corporation (Nasdaq: CMCSA, CMCSK) (http://www.comcast.com) is the nation's leading provider of entertainment, information and communications products and services. With 24.2 million cable customers, 14.9 million high-speed Internet customers, and 6.5 million Comcast Digital Voice customers, Comcast is principally involved in the development, management and operation of cable systems and in the delivery of programming content.

Comcast's content networks and investments include E! Entertainment Television, Style Network, Golf Channel, VERSUS, G4, PBS KIDS Sprout, TV One, ten Comcast SportsNet networks and Comcast Interactive Media, which develops and operates Comcast's Internet business. Comcast also has a majority ownership in Comcast-Spectacor, whose major holdings include the Philadelphia Flyers NHL hockey team, the Philadelphia 76ers NBA basketball team and two large multipurpose arenas in Philadelphia.

TABLE 1 Condensed Consolidated Statement of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per share data)	December 31,		December 31,
	2007	2008	2007	2008
Revenue	$8,014	$8,765	$30,895	$34,256

Operating expenses	3,158	3,431	12,169	13,472
Selling, general and administrative expenses	1,774	1,964	6,940	7,652
	4,932	5,395	19,109	21,124
Operating cash flow	3,082	3,370	11,786	13,132

Depreciation expense	1,339	1,364	5,107	5,457
Amortization expense	285	249	1,101	943
	1,624	1,613	6,208	6,400
Operating income	1,458	1,757	5,578	6,732

Other income (expense)
Interest expense	(600)	(599)	(2,289)	(2,439)
Investment income (loss), net	143	6	601	89
Equity in net (losses) income of affiliates, net	(14)	(3)	(63)	(39)
Other income (expense)	9	(580)	522	(285)
	(462)	(1,176)	(1,229)	(2,674)
Income before income taxes and
minority interest	996	581	4,349	4,058

Income tax expense	(400)	(169)	(1,800)	(1,533)

Income before minority interest	596	412	2,549	2,525

Minority interest	6	-	38	22

Net income	$602	$412	$2,587	$2,547

Diluted earnings per common share	$0.20	$0.14	$0.83	$0.86

Adjusted earnings per common share (1)	$0.20	$0.27	$0.74	$0.91

Dividends declared per common share	$-	$0.0625	$-	$0.2500

Diluted weighted-average number of common shares	3,078	2,888	3,129	2,952

(1) Please refer to Table 4-B for a reconciliation of adjusted net income and earnings per share.

TABLE 2 Condensed Consolidated Balance Sheet (Unaudited)

(in millions)	December 31,	December 31,
	2007	2008
ASSETS

Current Assets
Cash and cash equivalents	$963	$1,195
Investments	98	59
Accounts receivable, net	1,645	1,626
Other current assets	961	836
Total current assets	3,667	3,716

Investments	7,963	4,783

Property and equipment, net	23,624	24,444

Franchise rights	58,077	59,449

Goodwill	14,705	14,889

Other intangible assets, net	4,739	4,558

Other noncurrent assets, net	642	1,178

	$113,417	$113,017

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$3,336	$3,393
Accrued expenses and other current liabilities	3,121	3,268
Current portion of long-term debt	1,495	2,278
Total current liabilities	7,952	8,939

Long-term debt, less current portion	29,828	30,178

Deferred income taxes	26,880	26,982

Other noncurrent liabilities	7,167	6,171

Minority interest	250	297

Stockholders' equity	41,340	40,450
	$113,417	$113,017

TABLE 3 Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Twelve Months Ended
	December 31,
	2007	2008

OPERATING ACTIVITIES
Net Income	$2,587	$2,547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,107	5,457
Amortization	1,101	943
Share-based compensation	212	258
Noncash interest expense (income), net	114	209
Equity in net losses (income) of affiliates, net	63	39
(Gains) losses on investments and noncash other (income) expense, net	(938)	321
Noncash contribution expense	11	-
Minority interest	(38)	(22)
Deferred income taxes	247	495
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Change in accounts receivable, net	(100)	39
Change in accounts payable and accrued expenses related to trade creditors	175	(38)
Change in other operating assets and liabilities	(352)	(17)

Net cash provided by operating activities	8,189	10,231

FINANCING ACTIVITIES
Proceeds from borrowings	3,713	3,535
Retirements and repayments of debt	(1,401)	(2,610)
Repurchases of common stock	(3,102)	(2,800)
Dividends paid	-	(547)
Issuances of common stock	412	53
Other	62	(153)

Net cash provided by (used in) financing activities	(316)	(2,522)

INVESTING ACTIVITIES
Capital expenditures	(6,158)	(5,750)
Cash paid for software and other intangible assets	(406)	(527)
Acquisitions, net of cash acquired	(1,319)	(738)
Proceeds from sales of investments	1,761	737
Purchases of investments	(2,089)	(1,167)
Other	62	(32)

Net cash provided by (used in) investing activities	(8,149)	(7,477)

Increase (decrease) in cash and cash equivalents	(276)	232

Cash and cash equivalents, beginning of period	1,239	963

Cash and cash equivalents, end of period	$963	$1,195

TABLE 4-A Reconciliation of GAAP to Pro Forma(1) Financial Data by Business Segment (Unaudited)
	GAAP				Cable		Total

(in millions)	Cable	Programming	Corporate, Other and Eliminations	Total	Pro Forma Adjustments (1)(2)	Pro Forma Cable	Pro Forma Adjustments (1)(2)	Total Pro Forma
Three Months Ended December 31, 2008
Revenue	$8,296	$350	$119	$8,765	$-	$8,296	$-	$8,765

Operating Expenses (excluding
depreciation and amortization)	4,881	295	219	5,395	-	4,881	-	5,395
Operating Cash Flow	$3,415	$55	$(100)	$3,370	$-	$3,415	$-	$3,370
Depreciation and Amortization	1,538	54	21	1,613	-	1,538	-	1,613
Operating Income (Loss)	$1,877	$1	$(121)	$1,757	$-	$1,877	$-	$1,757

Capital Expenditures	$1,668	$22	$23	$1,713	$-	$1,668	$-	$1,713

Three Months Ended December 31, 2007
Revenue	$7,577	$348	$89	$8,014	$181	$7,758	$181	$8,195

Operating Expenses (excluding
depreciation and amortization)	4,454	299	179	4,932	108	4,562	109	5,041
Operating Cash Flow	$3,123	$49	$(90)	$3,082	$73	$3,196	$72	$3,154
Depreciation and Amortization	1,540	84	-	1,624	29	1,569	29	1,653
Operating Income (Loss)	$1,583	$(35)	$(90)	$1,458	$44	$1,627	$43	$1,501

Capital Expenditures	$1,472	$13	$89	$1,574	$21	$1,493	$21	$1,595

Twelve Months Ended December 31, 2008
Revenue	$32,443	$1,426	$387	$34,256	$-	$32,443	$-	$34,256

Operating Expenses (excluding
depreciation and amortization)	19,273	1,064	787	21,124	-	19,273	-	21,124
Operating Cash Flow	$13,170	$362	$(400)	$13,132	$-	$13,170	$-	$13,132
Depreciation and Amortization	6,125	199	76	6,400	-	6,125	-	6,400
Operating Income (Loss)	$7,045	$163	$(476)	$6,732	$-	$7,045	$-	$6,732

Capital Expenditures	$5,545	$44	$161	$5,750	$-	$5,545	$-	$5,750

Twelve Months Ended December 31, 2007
Revenue	$29,305	$1,314	$276	$30,895	$815	$30,120	$815	$31,710

Operating Expenses (excluding
depreciation and amortization)	17,383	1,028	698	19,109	491	17,874	492	19,601
Operating Cash Flow	$11,922	$286	$(422)	$11,786	$324	$12,246	$323	$12,109
Depreciation and Amortization	5,924	223	61	6,208	141	6,065	140	6,348
Operating Income (Loss)	$5,998	$63	$(483)	$5,578	$183	$6,181	$183	$5,761

Capital Expenditures	$5,993	$35	$130	$6,158	$123	$6,116	$123	$6,281

(1)
Pro forma data is adjusted only for timing of acquisitions or dispositions and does not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma results are presented as if the acquisitions and dispositions were effective on January 1, 2007. Minor differences may exist due to rounding.

(2)	Total Pro Forma adjustments and Cable Pro Forma adjustments for 2007 include the results of Comcast SportsNet Bay Area and Comcast SportsNet New England, the cable system acquired from
Patriot Media Holdings, LLC and the cable systems resulting from the dissolution of the Insight Midwest Partnership.

TABLE 4-B Reconciliation of Net Income to Adjusted Net Income (Unaudited)

	Three Months Ended
	December 31,
							2008 vs. 2007
	2007			2008			Growth (%)
(in millions, except per share data)
	$	EPS	(1)	$	EPS	(1)	$	EPS (1)
Net Income	$602	$0.20		$412	$0.14		(32%)	(30%)

Adjustments:
Impairment of the Clearwire investment (2)	-	-		378	0.13		NM	NM

Adjusted Net Income	$602	$0.20		$790	$0.27		31%	35%

	Twelve Months Ended
	December 31,
							2008 vs. 2007
	2007			2008			Growth (%)

	$	EPS	(1)	$	EPS	(1)	$	EPS (1)
Net Income	$2,587	$0.83		$2,547	$0.86		(2%)	4%

Adjustments:
Gain related to the dissolution of the Texas/Kansas City Cable Partnership, net of tax (3)	(300)	(0.09)		-	-		NM	NM
Gain related to the dissolution of the Insight Midwest Partnership, net of tax (4)	-	-		(144)	(0.05)		NM	NM
Favorable income tax adjustments (5)	-	-		(80)	(0.03)		NM	NM
Impairment of the Clearwire investment (2)	-	-		378	0.13		NM	NM

Adjusted Net Income	$2,287	$0.74		$2,701	$0.91		18%	23%

(1)	Based on diluted average number of common shares for the respective periods as presented in Table 1.

(2)	2008 Net Income includes a $600 million ($378 million net of tax) impairment of the Clearwire investment.

(3)	2007 Net Income includes a $500 million ($300 million net of tax) gain related to the dissolution of the Texas/Kansas City Cable Partnership.

(4)	2008 Net Income includes a $235 million ($144 million net of tax) gain related to the dissolution of the Insight Midwest Partnership.

(5)	2008 Net Income includes favorable income tax adjustments related to the settlement of an uncertain tax position of an acquired entity and the effect, principally on deferred taxes, of certain state tax law changes.

Reconciliation of Pro Forma Cable Operating Cash Flow excluding Hurricane Impact and Severance Charges (Unaudited)

	Three Months Ended
	December 31,

(in millions)
	2007	2008	Growth %	Margin %
Cable Operating Cash Flow	$3,196	$3,415	6.9%	41.2%
Hurricane Impact	-	19	NM	NM
Severance Charges	-	63	NM	NM
Cable Operating Cash Flow excluding Hurricane Impact
and Severance Charges	$3,196	$3,497	9.4%	42.2%

	Twelve Months Ended
	December 31,

	2007	2008	Growth %	Margin %
Cable Operating Cash Flow	$12,246	$13,170	7.6%	40.6%
Hurricane Impact	-	39	NM	NM
Severance Charges	-	126	NM	NM
Cable Operating Cash Flow excluding Hurricane Impact
and Severance Charges	$12,246	$13,335	8.9%	41.1%

Note: Minor differences may exist due to rounding.